Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Nine Month Periods Ended November 30, 2013 and Guidance for Fiscal Year 2014

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended November 30, 2013	Nine Months Ended November 30, 2013

Net Sales	$197,755,332	$570,712,180

Cost of Sales	144,394,673	410,731,533

Selling, General and Administrative	28,112,999	80,978,427
Interest Expense	4,614,787	13,743,886
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	(7,372,927)	(8,255,844)
Other (Income) Expense, Net	93,802	(3,616,796)
	169,843,334	493,581,206

Income Before Income Taxes	27,911,998	77,130,974
Income Tax Expense	9,466,843	27,776,267

Net Income	$18,445,155	$49,354,707

Income Per Share:
Basic	$.72	$1.94
Diluted	$.72	$1.92

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
(unaudited)

Assets:	Period Ended November 30, 2013

Current assets:
Cash and cash equivalents	$50,947,249
Accounts receivable - Net of allowance for doubtful accounts	129,340,830
Inventories	105,900,182
Costs and estimated earnings in excess of billings on uncompleted contracts	21,420,393
Deferred income taxes	9,474,271
Prepaid expenses and other receivables	7,345,904
Total current assets	324,428,829

Net property, plant, and equipment	198,103,382

Goodwill, less accumulated amortization	281,711,232

Intangibles and Other Assets	184,932,018

$989,175,461

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$40,912,686
Accrued liabilities	105,639,769
Total current liabilities	146,552,455

Long-term accrued liabilities due after one year	9,037,018
Long-term debt due after one year	416,642,857

Deferred income taxes	42,446,611

Shareholders’ equity	374,496,520

$989,175,461

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
(unaudited)

Period Ended November 30, 2013

Net cash provide by operating activities	$94,614,393

Net cash used in investing activities	(309,740,322)

Net cash provided by (used in) financing activities	210,465,546

Net (decrease) increase in cash and cash equivalents	(4,660,383)

Effect of exchange rate changes on cash	9,881

Cash and cash equivalents at beginning of period	55,597,751

Cash and cash equivalents at end of period	$50,947,249

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended November 30, 2013	Nine Months Ended November 30, 2013
Net sales:
Electrical and Industrial Products	$112,035	$312,635
Galvanizing Services	85,720	258,077
	197,755	570,712

Segment operating income (a):
Electrical and Industrial Products	11,853	35,633
Galvanizing Services	21,316	73,260
	33,169	108,893

General corporate expenses (b)	8,012	25,670
Interest expense	4,615	13,744
Other (income) expense, net (c)	(7,370)	(7,652)
	5,257	31,762

Income Before Taxes	$27,912	$77,131

Total assets:
Electrical and Industrial Products	$550,985	$550,985
Galvanizing Services	383,560	383,560
Corporate	54,630	54,630
	$989,175	$989,175

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date November 30, 2013	Projected Year Ended Feb. 28, 2014
Net Sales:
Electrical and Industrial Products and Services	$312,635	$425,000 to $430,000
Galvanizing Services	$258,077	$335,000 to $340,000
Total Sales	$570,712	$760,000 to $770,000

Diluted earnings per share	$1.92	$2.30 to $2.40

Net Sales by Market Segment:
Power Generation		39%
Transmission and Distribution		16%
Industrial		45%

Electrical and Industrial Products and Services
Revenues by Industry:
Power Generation		51%
Transmission and Distribution		16%
Industrial		33%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		34%
OEM’s		12%
Industrial		36%
Bridge and Highway		5%
Petro Chemical		13%

Operating Margins:
Electrical and Industrial Products and Services	11.4%	10% to 11%
Galvanizing Services	28.4%	27% to 29%

Cash Provided By (Used In)Operations	$94,614	$110,000 to $120,000
Capital Expenditures	$34,948	$50,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$33,029	$40,000 to $45,000
Total Bank Debt	$427,523	$430,000

Cash Dividend	$10,710	$14,500

Percent of Business By Segment:
Electrical and Industrial Products and Services	55%	56%
Galvanizing Services	45%	44%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/28/13	$221,714
Bookings		181,092
Shipments		183,175
Backlog	5/31/13	$219,631
Book to Ship Ratio		.99
Bookings		181,547
Shipments		189,782
Backlog	8/31/13	$211,396
Book to Ship Ratio		.96
Bookings		198,187
Shipments		197,755
Backlog	11/30/13	$211,828
Book to Ship Ratio		1.00